EXHIBIT 4.1
                               LECROY CORPORATION

                            SHARE PURCHASE AGREEMENT

         This SHARE PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of August 15, 2000, by and among LECROY CORPORATION, a Delaware corporation (the "Company"), and the purchasers listed on Schedule A attached hereto (collectively, the "Purchasers" and individually, a "Purchaser").

1.       AUTHORIZATION OF SALE OF THE SHARES

         Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 517,520 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company.

2.       AGREEMENT TO SELL AND PURCHASE THE SHARES

         2.1      Purchase and Sale

         Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the Closing (as defined below) that number of Shares set forth opposite such Purchaser's name on Schedule A attached hereto.

         2.2      PURCHASE PRICE

         The purchase price of each Share (the "Per Share Price") is provided on Schedule B to this Agreement and shall be equal to 75 percent (75%) of the average closing bid price of the Common Stock, as reported on the Nasdaq National Market, for the thirty (30) day period concluding on the second day immediately prior to the Closing Date (as defined below). The Company will not, for ninety (90) days after the Closing Date (as defined below) without adjusting the Per Share Price hereunder accordingly, sell (i) Shares at a price per share less than the Per Share Price, or (ii) options, warrants or any other securities that can be converted into, or otherwise exchanged for, shares of Common Stock at a conversion or exercise price per share less than the Per Share Price. In the event the Company shall, during the period ending ninety (90) days after the Closing Date, sell any shares of Common Stock or any instruments that can be converted into or otherwise exchanged for Common Stock (the "Subsequent Sale") exercisable at a price per share (the "Subsequent Purchase Price") of less than Per Share Price, the Per Share Price hereunder shall be adjusted to an amount equal to the Subsequent Purchase Price, such that the Company shall, within ten
(10) business days of the Subsequent Sale, pay to the Purchaser an amount equal to the number of Shares times the difference between $10.048 and the Subsequent Purchase Price.

3.       DELIVERY OF THE SHARES AT THE CLOSING

         (A) The completion of the purchase and sale of the Shares (the "Closing") shall occur at the offices of Bingham Dana LLP, counsel to the Company, at 150 Federal Street, Boston, MA 02110 at 10:00 a.m. Eastern Standard Time on August 16, 2000 or such other time and date as may be agreed by the parties (the "Closing Date").

         (B) At the Closing, the Company shall authorize its transfer agent (the "Transfer Agent") to issue to each Purchaser one or more stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of Shares set forth in Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 under the Securities Act. The Company will deliver one certificate representing 414,016 Shares and one certificate representing 103,504 Shares (the "Certificates") against delivery of payment for the Shares by the Purchasers. Prior to the Purchasers' delivery of payment for the Shares, the Company will deliver via facsimile a copy of the Certificates to be delivered upon Closing to the office of the Purchasers (at the fax number indicated on the signature pages attached hereto).

         (C) The Company's obligation to complete the purchase and sale of the Shares shall be subject to the following conditions, any one or more of which may be waived by the Company:

             (I) receipt by the Company from any stockholders holding rights to require the Company to register the sale of any securities owned by such holder in the Registration Statement (as defined below) of waivers of such rights (including the waiver of any notice requirements related to such rights);

             (II) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased under this Agreement; and

             (III) the accuracy in all material respects of the representations and warranties made by the Purchasers and the fulfillment in all material respects of those undertakings of the Purchasers to be fulfilled before the Closing.

         (D) The Purchasers' obligations to accept delivery of such stock certificates and to pay for the Shares evidenced by the certificates shall be subject to the following conditions, any one or more of which may be waived by a Purchaser with respect to such Purchaser's obligation:

             (I) the representations and warranties made by the Company in this Agreement shall be accurate in all material respects and the undertakings of the Company shall have been fulfilled in all material respects on or before the Closing;

             (II) the Company shall have delivered to the Purchasers a certificate executed by the chairman of the board or president and the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in Section 4 hereof are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and that the Company has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied on or before the Closing Date; and

             (III) the Company shall have delivered to Purchasers a legal opinion in substantially the form attached hereto as Exhibit A.

         (E) Each Purchaser's obligations under this Agreement are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares that they have agreed to purchase from the Company under this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants to the Purchasers as follows (which representations and warranties shall be deemed to apply, where appropriate, to each subsidiary of the Company):

         4.1      ORGANIZATION AND QUALIFICATION

         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

         4.2      CAPITALIZATION

         (A) The authorized capital stock of the Company consists of 45,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

         (B) As of August 1, 2000, the issued and outstanding capital stock of the Company consisted of 7,912,694 shares of Common Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

         (C) The Company has reserved 3,282,416 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company's 1993 Amended and Restated Stock Incentive Plan and 1995 Non-Employee Director Stock Option Plan, and the Company has reserved 434,783 shares of Common Stock for issuance under the Company's 1995 Employee Stock Purchase Plan.

         (D) The Company has reserved 970,701 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock.

         With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

         4.3      ISSUANCE, SALE AND DELIVERY OF THE SHARES

         (A) The Shares have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The certificates evidencing the Shares are in due and proper form under Delaware law.

         (B) The issuance of the Shares is not subject to preemptive or other similar rights. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated in this Agreement.

         (C) Subject to the accuracy of the Purchasers' representations and warranties in Section 5 of this Agreement, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

         4.4      FINANCIAL STATEMENTS

         The financial statements included (as exhibits or otherwise) in the Company Documents (as defined below) present fairly the financial position of the Company as of the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in such Company Documents, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and any supporting schedules included with the financial statements present fairly the information stated in the financial statements. The financial and statistical data set forth in the Company Documents were prepared on an accounting basis consistent with such financial statements.

         4.5      NO MATERIAL CHANGE

         Since March 31, 2000,

         (A) except as set forth on Schedule 4.5(a) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business;

         (B) except as set forth on Schedule 4.5(b), there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company; and

         (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         The Company has no material contingent obligations.

         4.6      ENVIRONMENTAL

         Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company,

         (A) the Company is in compliance with all applicable Environmental Laws (as defined below);

         (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals;

         (C) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company; and

         (D) under applicable law, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

         For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

         4.7      NO DEFAULTS

         The Company is not in violation of its certificate of incorporation or bylaws or, except as set forth on Schedule 4.7 hereto, in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.

         4.8      LABOR MATTERS

         No labor dispute with the employees of the Company exists or, to the best knowledge of the Company, is imminent.

         4.9      NO ACTIONS

         There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which, singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, nor, to the best knowledge of the Company, is there any reasonable basis therefor. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.

         4.10     INTELLECTUAL PROPERTY

         (A) The Company, to the best of its knowledge in the course of diligent inquiry, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted (in this Agreement called the "Proprietary Rights"), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted.

         (B) The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company.

         (C) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights, nor, to the best knowledge of the Company, is there any reasonable basis therefor.

         (D) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights.

         (E) The Company has not received written notice of any pending conflict with or infringement upon such third-party proprietary rights.

         (F) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful.

         (G) The Company has complied, in all material respects, with its obligations relating to the protection of the Proprietary Rights which are material to the business of the Company used pursuant to licenses.

         (H) To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights.

         4.11     PERMITS

         The Company possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

         4.12     DUE EXECUTION, DELIVERY AND PERFORMANCE

         (A) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling, or other laws and rules of law affecting the enforceability of creditors' rights generally and to general equitable principles).

         (B) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, and will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

         4.13     PROPERTIES

         The Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company. The Company owns or leases all such properties as are necessary to its business or operations as now conducted.

         4.14     COMPLIANCE

         The Company has conducted and is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company.

         4.15     SECURITY MEASURES

         The Company takes security measures designed to enable the Company to assert trade secret protection in its non-patented technology.

         4.16     CONTRIBUTIONS

         To the best of the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation.

         4.17     USE OF PROCEEDS; INVESTMENT COMPANY

         The Company intends to use the proceeds from the sale of the Shares for working capital and other general corporate purposes. The Company is not now, and after the sale of the Shares under this Agreement and under all other agreements and the application of the net proceeds from the sale of the Shares described in the proceeding sentence will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.18     PRIOR OFFERINGS

         All offers and sales of capital stock of the Company before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

         4.19     TAXES

         The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

         4.20     OTHER GOVERNMENTAL PROCEEDINGS

         To the Company's knowledge, there are no rulemaking or similar proceedings before any Federal, state, local or foreign government bodies that involve or affect the Company, which, if the subject of an action unfavorable to the Company, could involve a prospective material adverse change in or effect on the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company.

         4.21     NON-COMPETITION AGREEMENTS

         To the knowledge of the Company, any full-time employee who has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company is neither in violation of nor is expected to be in violation of that agreement as a result of the business currently conducted or expected to be conducted by the Company or such person's performance of his or her obligations to the Company. The Company has not received written notice that any consultant or scientific advisor of the Company is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

         4.22     TRANSFER TAXES

         On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers under this Agreement will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

         4.23     INSURANCE

         The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

         4.24     GOVERNMENTAL CONSENTS

         No registration, authorization, approval, qualification or consent of any court or governmental authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Shares under this Agreement.

         4.25     SECURITIES AND EXCHANGE COMMISSION FILINGS

         The Company has timely filed with the Securities and Exchange Commission (the "Commission") all documents required to be filed by the Company under the Exchange Act of 1934, as amended (the "Exchange Act.")

         4.26     ADDITIONAL INFORMATION

         The Company represents and warrants that the information contained in the following documents (the "Company Documents"), which will be provided to Purchaser before the Closing, is or will be true and correct in all material respects as of their respective final dates:

         (A) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

         (B) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1999, December 31, 1999 and March 31, 2000;

         (C) the Company's Proxy Statement for its October 28, 1999 Annual Meeting of Stockholders; and

         (D) all other documents, if any, filed by the Company with the Commission since June 30, 1999 pursuant to the reporting requirements of the Securities Exchange Act.

         4.27     CONTRACTS

         The contracts described in the Company Documents or incorporated by reference therein are in full force and effect on the date hereof, except for contracts the termination or expiration of which would not, singly or in the aggregate, have a material adverse effect on the business, properties or assets of the Company. Neither the Company nor, to the best knowledge of the Company, any other party is in material breach of or default under any such contracts.

5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

         5.1      SECURITIES LAW REPRESENTATIONS AND WARRANTIES

         Each Purchaser represents, warrants and covenants to the Company as follows:

         (A) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.

         (B) The Purchaser is acquiring the number of Shares set forth in
Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only, and has no present intention of distributing any of the Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act, other than as contemplated in
Section 7 of this Agreement.

         (C) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the Rules and Regulations.

         (D) The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire, attached to this Agreement as Appendices I and II, for use in preparation of the Registration Statement (as defined in Section 7.3 below), and the answers to the Questionnaires are true and correct as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

         (E) The Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Company Documents and the representations and warranties of the Company contained in this Agreement.

         (F) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has completed and returned the Investor Questionnaire previously provided by the Company.

         5.2      RESALES OF SHARES

         (A) The Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the requirements of the Securities Act and the Rules and Regulations, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer's certificate:

             (I) in the form of Appendix III to this Agreement;

             (II) executed by an officer of, or other authorized person designated by, the Purchaser; and

             (III) to the effect that (A) the Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

         (B) The Purchaser acknowledges that there may occasionally be times when the Company determines the use of the prospectus forming a part of the Registration Statement (the "Prospectus," as further defined in Section 7.3.1 below) should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Purchasers, suspend the use of the Prospectus for up to thirty (30) days in any 365-day period based on the reasonable determination of the Company's Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the SEC or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential.

         (C) The Purchaser further covenants to notify the Company promptly of the sale of any of its Shares, other than sales pursuant to a Registration Statement contemplated in Section 7 of this Agreement or sales upon termination of the transfer restrictions pursuant to Section 7.4 of this Agreement.

         5.3      DUE EXECUTION, DELIVERY AND PERFORMANCE

         (A) This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling, or other laws and rules of law affecting the enforceability of creditors' rights generally and to general equitable principles).

         (B) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Purchaser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Purchaser is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Purchaser or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

6.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in this Agreement and in the certificates for the Shares delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor.

7.       FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT;
         COVENANTS

         7.1      FORM D FILING; REGISTRATION OF SHARES

                  7.1.1    REGISTRATION STATEMENT; EXPENSES

         The Company shall:

         (A) file in a timely manner a Form D relating to the sale of the Shares under this Agreement, pursuant to Securities and Exchange Commission Regulation D.

         (B) as soon as practicable after the Closing Date, but in no event later than the forty-fifth (45th) day following the Closing Date, prepare and file with the Commission a Registration Statement on Form S-3 (or, if the Company is ineligible to use Form S-3, then on Form S-1) relating to the sale of the Shares by the Purchasers from time to time on the Nasdaq National Market (or the facilities of any national securities exchange on which the Company's Common Stock is then traded) or in privately negotiated transactions (the "Registration Statement");

         (C) provide to Purchasers any information required to permit the sale of the Shares under rule 144A of the Securities Act;

         (D) subject to receipt of necessary information from the Purchasers, use its best efforts to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective on or before one hundred and twenty (120) days after the Closing Date;

         (E) notify Purchasers promptly upon the Registration Statement being declared effective by the Commission;

         (F) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 7.3.1 below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) two years after the effective date of the Registration Statement, (ii) the date on which the Shares may be resold by the Purchasers without registration or without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144(k) under the Securities Act or any other rule of similar effect;

         (G) promptly furnish to the Purchasers with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchasers;

         (H) during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

         (I) file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

         (J) bear all expenses in connection with the procedures in paragraphs
(a) through (f) of this Section 7.1.1 and the registration of the Shares pursuant to the Registration Statement, including fees and expenses (whether external or internal) of up to $15,000 of the Purchaser, but not including any fees and expenses of any other advisers to the Purchasers or brokerage fees and commissions incurred by the Purchasers.

                  7.1.2    DELAY IN EFFECTIVENESS OF REGISTRATION STATEMENT

         In the event that the Registration Statement is not declared effective by within one hundred and twenty (120) days after the Closing Date, the Company shall pay to each Purchaser liquidated damages in an amount equal to one percent (1%) of the total purchase price of the Shares purchased by such Purchaser pursuant to this Agreement for each thirty (30) day period thereafter (prorated for partial periods) until the Registration Statement is declared effective.

         7.2      TRANSFER OF SHARES AFTER REGISTRATION

         Each Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

         7.3      INDEMNIFICATION

         For the purpose of this Section 7.3, the term "Registration Statement" shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in
Section 7.1.

                  7.3.1    INDEMNIFICATION BY THE COMPANY

         The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or under law, and will reimburse each Purchaser and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting resale of the Shares, or
(iii) the inaccuracy of any representations made by such Purchaser in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser before the pertinent sale or sales by the Purchaser.

                  7.3.2    INDEMNIFICATION BY THE PURCHASER

         Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting the sale of the Shares or (ii) the inaccuracy of any representation made by such Purchaser in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein; provided, however, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Purchaser has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and the Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                  7.3.3    INDEMNIFICATION PROCEDURE

         (A) Promptly after receipt by an indemnified party under this Section
7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this
Section 7.3 or to the extent it is not prejudiced as a result of such failure.

         (B) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

             (I) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

             (II) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this
Section 7.3, the Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the amount of gross proceeds received by the Purchaser from the sale of the Shares.

                  7.3.4    CONTRIBUTION

         If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement:

             (A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of Common Stock or

             (B) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

         The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 7.3.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7.3.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 7.3.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.3 for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 7.3 are several and not joint.

         7.4      TERMINATION OF CONDITIONS AND OBLIGATIONS

         The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of two years from the effective date of the Registration Statement covering the Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         7.5      INFORMATION AVAILABLE

         So long as the Registration Statement is effective covering the resale of Shares owned by any Purchaser, the Company will furnish to such Purchaser:

         (A) as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, within 90 days after the end of each fiscal year of the Company), one copy of:

             (I) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

             (II) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K;

             (III) if not included in substance in its Quarterly Reports to Stockholders, its quarterly reports on Form 10-Q; and

             (IV) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

         (B) upon the request of the Purchaser, a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus.

         7.6      RULE 144 INFORMATION

         For two years after the date of this Agreement, the Company shall file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Purchasers to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

         7.7      STOCK OPTION MATTERS

         The Company shall, within thirty (30) days of the Closing Date, adopt such amendments to the Company's existing stock option plans and the Company's By-laws to provide that, unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders, the company shall not grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant or reduce the exercise price of any stock option granted under any existing or future stock option plan. This By-law may not be amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders.

8.       BROKER'S FEE

         The Purchasers acknowledge that the Company intends to pay to SG Cowen Securities Corporation ("SG Cowen"), the placement agent, a fee in the form of cash and a warrant to purchase Common Stock in respect of the sale of the Shares to certain of the Purchasers. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers. The Company shall indemnify and hold harmless the Purchasers from and against all fees, commissions or other payments owing by the Company to SG Cowen or any other person or firm acting on behalf of the Company hereunder.

9.       NOTICES

         All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

         (A) if to the Company, to:

                             Raymond Kunzmann
                             Chief Financial Officer
                             LeCroy Corporation
                             700 Chestnut Ridge Road
                             Chestnut Ridge, New York 10977
                             Facsimile: (914) 578-5989

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and to:

                             Roger D. Feldman, Esq.
                             Bingham Dana LLP
                             150 Federal Street
                             Boston, Massachusetts 02110
                             Facsimile: (617) 951-8736

         (B) if to a Purchaser, at its address as set forth on the signature page to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

         Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

10.      MODIFICATION; AMENDMENT

         This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchasers of a majority of the Shares sold pursuant to this Agreement.

11.      TERMINATION

         This Agreement may be terminated as to any Purchaser, at the option of such Purchaser, if the Closing has not occurred on or before thirty (30) days from the date of this Agreement.

12.      EXPENSES

         Each party to this Agreement shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and related documents (including legal and accounting fees and expenses). Notwithstanding the foregoing, the Company agrees to reimburse the Purchasers an amount not to exceed $50,000 for all expenses reasonably incurred by the Purchasers in connection with the transactions contemplated by this Agreement, including expenses for attorneys, consultants and travel.

13.      HEADINGS

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14.      SEVERABILITY

         If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

15.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America.

16.      NO CONFLICTS OF INTEREST.

         The Company represents, warrants and covenants that, to the best of its knowledge, no officer or employee of the State of Wisconsin Investment Board has or will receive, directly or indirectly, a personal interest in the Company or its property or anything of substantial economic value for his or her private benefit from the Company, or anyone acting on its behalf, in connection with the investment made pursuant to this Agreement.

17.      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                           LECROY CORPORATION

                                           By /s/ Raymond F. Kunzmann
                                              -----------------------

                                           Name: Raymond F. Kunzmann
                                           Its: Vice President-Finance,
                                                Chief Financial Officer,
                                                Secretary and Treasurer

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                          STATE OF WISCONSIN INVESTMENT BOARD

                                          By: /s/ John F. Nelson
                                              ------------------

                                          Name: John F. Nelson
                                          Title: Investment Director

                                          Address:
                                          121 E. Wilson Street
                                          Madison, WI 53702
                                          Facsimile: (608) 266-2436

                                   SCHEDULE A

                                   PURCHASERS

------------------------------------------------------------ ---------------------------------------------------------
                     NAME AND ADDRESS                                    NUMBER OF SHARES OF COMMON STOCK
                       OF PURCHASER                                              BEING PURCHASED
------------------------------------------------------------ ---------------------------------------------------------
STATE OF WISCONSIN INVESTMENT BOARD                                                  517,520
121 E. Wilson Street
Madison, WI 53702
------------------------------------------------------------ ---------------------------------------------------------

                                   SCHEDULE B

                    TOTAL PURCHASE PRICE AND PER SHARE PRICE

         The aggregate number of shares of common stock, $0.01 par value, of LeCroy Corporation to be sold and purchased pursuant to the Share Purchase Agreement (the "Agreement") shall be 517,520 shares at a Per Share Sale Price (as defined in Section 2.2 of the Agreement) of $10.048 and a total purchase price of $5.2 million.

                                    EXHIBIT A

                                Bingham Dana LLP
                               150 Federal Street
                                Boston, MA 02110

                   [SUBJECT TO INTERNAL REVIEW AND CLEARANCE]

                                August ___, 2000

To the Purchasers of
Common Stock of LeCroy Corporation
listed on Exhibit A attached hereto

Ladies and Gentlemen:

         We have acted as counsel to LeCroy Corporation (the "Company"), a Delaware corporation, in connection with the preparation, execution, and delivery of the Share Purchase Agreement (the "Agreement") dated as of the date hereof by and among the Company and you, pursuant to which the Company has issued and sold to you an aggregate of 517,520 shares (the "Shares") of its common stock, $0.01 par value per share ("Common Stock"). Capitalized terms used in this opinion and not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

         We have examined copies, executed on behalf of the Company, of the Agreement. We have also reviewed such agreements, instruments, certificates, corporate and public records, and other documents as we have deemed necessary for purposes of this opinion.

         As to any opinion below relating to the existence, qualification, or standing of the Company, our opinion relies entirely upon and is limited by those certificates of public officials attached hereto as Exhibit B.

         For purposes of this opinion we have assumed without any investigation
(1) the legal capacity of each natural person, (2) the full power and authority of each person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such person, (3) the due authorization, execution and delivery by each person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such person, (4) the legality, validity, binding effect and enforceability as to each person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such person, (5) the genuineness of each signature on, and the completeness and authenticity of, each document and record purporting to be an original, (6) the conformity to the original of each document and record purporting to be a copy of an original, and (7) the completeness and authenticity of the original of each document whether examined in original or copy form.

         With respect to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention, or other state of mind), we have relied entirely upon (1) the representations of the Company and you set forth in the Agreement, and (2) certificates of officers of the Company (including without limitation the certificate attached as Exhibit C) and have assumed, without independent inquiry or investigation, the accuracy of those representations and certificates.

         When an opinion set forth below is given to the best of our knowledge, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers currently in this firm who have participated directly in the specific transactions to which this opinion relates, and without any special or additional inquiry or investigation undertaken for the purposes of this opinion.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Each opinion set forth below is subject to the following general qualifications:

                  (a) as to any agreement or instrument delivered by the Company, we assume that the Company has received the agreed-to consideration therefor;

                  (b) as to any agreement or instrument to which the Company is a party, we assume that such agreement or instrument is the binding obligation of each other party thereto;

                  (c) the enforceability of any obligation of the Company may be subject to, affected by or limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling, or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights), and may be subject to or limited by considerations of public policy;

                  (d) the enforceability of any obligation of the Company to provide indemnification or contribution in connection with any liability under federal or state securities laws or under applicable environmental laws may be subject to limitations arising under federal or state securities laws or public policy on the enforceability of provisions providing for indemnity or contribution;

                  (e) no opinion is given herein as to the availability of any specific or equitable relief of any kind or as to the enforceability of any contractual provision relating to remedies after default;

                  (f) the enforcement of any of your rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

                  (g) we assume, with your permission and without independent inquiry or investigation that the Company has made no offers or sales of any securities that should be integrated with the offer and sale of the Shares to you and that from and after the date of this opinion, there will be no offers or sales of the securities of the Company by any party that could be integrated with any offers or sales of the securities of the Company made on or prior to the date hereof other than any such future offers and sales which are either exempted from or registered in compliance with the registration provisions of the Securities Act of 1933, as amended.

         We assume without independent inquiry or investigation that you have been granted access to information concerning the Company sufficient to make an informed investment decision with respect to your purchase of the Shares, that you have had the opportunity to question and receive answers from the Company's management with respect to your purchase of the Shares, and that all material information necessary to your investment decision has been accurately disclosed to you.

         Our opinions in paragraph 4 below with respect to the nonassessability of the Shares issuable to you under the Agreement mean only that the ownership of such shares, without more, will not subject the owners thereof to an obligation to make further payments to the Company, and do not mean that such holders are immune from other liabilities, such as to the Company for unlawful dividends, to the Company's creditors under a "piercing the corporate veil" theory, to laborers, servants, or employees for unpaid wages, and the like.

         Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in Massachusetts, the General Corporation Law of the State of Delaware as applied by courts located in Delaware, and the federal laws of the United States of America, to the extent that the same may apply to or govern the transactions contemplated by the Agreement, and does not cover matters arising under the laws of any other jurisdiction. No opinion is given as to the choice of law that any tribunal may apply to the transactions referred to herein or as to the applicability of, compliance with, or the effect of, the securities or "Blue Sky" laws of any state. No opinion is given as to any securities law, including any state or federal "antifraud" provisions, except as specifically set forth in paragraph 6 below.

         Based upon and subject to the foregoing, it is our opinion that, except as disclosed in or contemplated by the Agreement (including the schedules and exhibits thereto):

         1. The Company is a corporation validly existing under the laws of the State of Delaware and in corporate good standing with the Office of the Secretary of State of the State of Delaware.

         2. The Company has the requisite corporate power to own or lease its properties and to conduct its business as presently conducted as described in the Company's annual report on Form 10-K for the year ended June 30, 1999, to execute, deliver, and perform its obligations under the Agreement and to sell and issue the Shares.

         3. The execution, delivery and performance of the Agreement have been duly authorized by all requisite corporate action on the part of the Company and the Agreement has been duly executed and delivered on behalf of the Company. The Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         4. The issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action on the part of the Company, and when issued, sold and delivered in accordance with the Agreement, and the certificates evidencing the Shares are countersigned by or issued by the Company's transfer agent and registrar, the Shares will be validly issued and outstanding, fully paid and nonassessable.

         5. Except for filings pursuant to federal or state securities laws, no permit, authorization, consent, or approval of or by, or any notification of or filing with, any federal government authority that has not been made or obtained is or will be necessary for (i) the valid execution and delivery of the Agreement by the Company or (ii) the issuance, sale and delivery of the Shares.

         6. Based in part on the representations of the Purchasers set forth in
Section 5 of the Agreement, the offer and sale of the Shares to the Purchasers pursuant to and in accordance with the Agreement, do not require registration under the Securities Act of 1933, as amended.

         7. To the best of our knowledge, there is no litigation, suit, or similar proceeding or governmental investigation pending or overtly threatened in writing against the Company that calls into question the validity or enforceability of the Agreement, or that may adversely affect the Company's ability to consummate the transactions thereby contemplated.

         8. The Company's execution, delivery, and performance of its obligations under the Agreement and the consummation of the transactions thereby contemplated, will not (i) violate any provision of the Company's Certificate of Incorporation or by-laws, each as amended and in effect as of the date hereof,
(ii) result in any default under any material contract, obligation, or commitment binding on the Company and known to us, in each case except for any violations that individually or in the aggregate will not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

         This opinion is rendered to you for your benefit in connection with the transactions contemplated by the Agreement and may not be referred to or used for any other purpose, or delivered to, or relied upon by, any other party, including, without limitation, any of the Purchasers or their assignees or designees, without our prior written consent. The opinions set forth herein are based upon applicable law and facts as of the date of this opinion letter, and we assume no obligation to update any opinions set forth herein to reflect any fact or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

                                                     Very truly yours,

                                                     Bingham Dana LLP

                                    EXHIBIT A

                                   PURCHASERS

------------------------------------------------------------ ---------------------------------------------------------
                     NAME AND ADDRESS                                    NUMBER OF SHARES OF COMMON STOCK
                       OF PURCHASER                                              BEING PURCHASED
------------------------------------------------------------ ---------------------------------------------------------
STATE OF WISCONSIN INVESTMENT BOARD                                                  517,520
121 E. Wilson Street
Madison, WI 53702
------------------------------------------------------------ ---------------------------------------------------------

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS

SCHEDULE 4.5 NO MATERIAL CHANGE.

SCHEDULE 4.5(A)

         See Schedule 4.7.

SCHEDULE 4.5(B)

         The Company is currently in negotiations with a third party regarding the sale by the Company of substantially all of the assets of Vigilant Networks, Inc., its subsidiary. A definitive purchase and sale agreement with respect to this proposed transaction, however, has not yet been executed.

SCHEDULE 4.7.  NO DEFAULTS.

         The Company's continued investment in its subsidiary, Vigilant Networks, Inc. has resulted in its failure to meet certain financial covenants of its credit agreement with its banks at March 31, 2000. The Company obtained a waiver of such non-compliance from the banks for the quarter ended March 31, 2000 and the covenant requirements for the quarter ended June 30, 2000 have been amended. The Company expects that if the investment and operating losses of Vigilant Networks, Inc. continue as projected, the Company likely will again be in violation of certain financial covenants of its credit agreement with its banks at September 30, 2000 and, in such instance, if the Company is unable to obtain a waiver of such non-compliance from the banks, its credit agreement could be in default and could be called by the banks.

SCHEDULE 4.13.  PROPERTIES.

         The Company's principal executive offices, property and facilities located at 700 Chestnut Ridge Road, Chestnut Ridge, New York, 10977 and certain properties and facilities that are adjacent to the Company's principal executive offices, all of which are owned by the Company, are subject to a $6 million mortgage held by Chase Bank as collateral for the Company's existing credit agreements. In addition, all of the Company's assets are pledged as collateral for its existing credit agreements.

                                   APPENDIX I

                               LECROY CORPORATION

                         STOCK CERTIFICATE QUESTIONNAIRE

         Pursuant to Section 3 of the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

         ----------------------------------

2. The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

         ----------------------------------
3. The mailing address of the Registered Holder listed in response to item 1 above:

         ----------------------------------

         ----------------------------------

         ----------------------------------

4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

         -----------------------------------

                                   APPENDIX II

                               LECROY CORPORATION

                      REGISTRATION STATEMENT QUESTIONNAIRE

         In connection with the preparation of the Registration Statement, please provide us with the following information:

5. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

         -------------------------------------------------------

6. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

         -------------------------------------------------------

7. Have you or your organization had any position, office or other material relationship within the past three years with LeCroy Corporation or its affiliates?

                  _____ Yes         _____ No

         If yes, please indicate the nature of any such relationships below:

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------

                                  APPENDIX III

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

         The undersigned, an officer of, or other person duly authorized by

--------------------------------------------------------------------------------
              [fill in official name of individual or institution]

hereby certifies that he/she/it is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on ________________, 200__ in accordance with Registration Statement number 333-________________, and complied with the requirement of delivering a current prospectus in connection with such sale.

PRINT OR TYPE:

Name of Purchaser (Individual or Institution):

--------------------------------------------------------------------------------

Name of Individual representing Purchaser (if an Institution)

--------------------------------------------------------------------------------

Title of Individual representing Purchaser (if an Institution):

--------------------------------------------------------------------------------

SIGNATURE:

Individual Purchaser or Individual representing Purchaser:

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                                                                     EXHIBIT 4.2

                               LECROY CORPORATION

                            PLACEMENT AGENT AGREEMENT

                                 AUGUST 16, 2000

         WHEREAS, LeCroy Corporation, a Delaware corporation (the "Company"), has entered into a Share Purchase Agreement, dated as of August 15, 2000 (the "Purchase Agreement"), with the State of Wisconsin Investment Board (the "Purchaser"), pursuant to which the Company shall issue to the Purchaser $5.2 million of common stock, par value $0.01 ("Common Stock"), of the Company;

         WHEREAS, SG Cowen Securities Corporation (the "Placement Agent") has served as placement agent in connection with the negotiation, execution and delivery of the Purchase Agreement and the issuance of shares of Common Stock to the Purchaser and the Company has agreed to pay a fee to the Placement Agent in the form of cash and a warrant to purchase Common Stock in respect of such service;

         NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Placement Agent hereby agree as follows:

1.       PLACEMENT AGENT CONSIDERATION

         1.1      AUTHORIZATION OF CASH PAYMENT AND ISSUANCE OF THE WARRANT

         Subject to the terms and conditions of this Agreement, the Warrant (as defined below) and the Purchase Agreement, the Company has authorized (a) the payment of $338,000 (the "Cash Payment") and (b) the issuance of the Warrant (the "Warrant") to purchase up to 20,701 shares (the "Warrant Shares") of Common Stock at an exercise price per share as provided in the Warrant, on the terms and subject to the conditions set forth in the Warrant, to the Placement Agent as consideration for its service in respect of the sale of shares of Common Stock to the Purchaser pursuant to the terms of the Purchase Agreement.

         1.2      ISSUANCE OF THE WARRANT

         Subject to the terms and conditions of this Agreement and the Purchase Agreement, the Company agrees to pay the Cash Payment and to issue the Warrant to the Placement Agent at the Closing.

         1.3      EXERCISE PRICE

         The exercise price for the Warrant shall be as provided in the terms and conditions of the Warrant.

2.       PAYMENT AND DELIVERY OF THE WARRANT AT THE CLOSING

         (A) The completion of the purchase and sale of Common Stock by the Purchaser from the Company, the payment of the Cash Payment and the issuance of the Warrant (the "Closing") shall occur at the offices of Bingham Dana LLP, counsel to the Company, at 150 Federal Street, Boston, MA 02110 at 10:00 a.m. Eastern Standard Time on August 16, 2000 or such other time and date as may be agreed by the parties (the "Closing Date").

         (B) The Company's obligation to complete the payment of the Cash Payment and the issuance of the Warrant shall be subject to the following conditions, any one or more of which may be waived by the Company:

             (I) the execution and delivery of the Purchase Agreement by the Purchaser and the Company and the completion of the purchase and sale of the shares of Common Stock by the Purchaser as provided in the Purchase Agreement, including the receipt by the Company of same-day funds in the full amount of the purchase price for the shares of Common Stock purchased by the Purchaser under the Purchase Agreement; and

             (II) the accuracy in all material respects of the representations and warranties made by the Placement Agent and the fulfillment in all material respects of those undertakings of the Placement Agent to be fulfilled before the Closing.

         (C) The Placement Agent' obligations to accept delivery of the Warrant shall be subject to the following conditions, any one or more of which may be waived by a Placement Agent with respect to the Placement Agent's obligation:

             (I) the representations and warranties made by the Company in this Agreement shall be accurate in all material respects and the undertakings of the Company shall have been fulfilled in all material respects on or before the Closing;

             (II) the Company shall have delivered to Placement Agent a legal opinion in substantially the form attached hereto as Exhibit A.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants to the Placement Agent as follows (which representations and warranties shall be deemed to apply, where appropriate, to each subsidiary of the Company):

         3.1      ORGANIZATION AND QUALIFICATION

         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

         3.2      CAPITALIZATION

         (A) The authorized capital stock of the Company consists of 45,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

         (B) As of August 1, 2000, the issued and outstanding capital stock of the Company consisted of 7,912,694 shares of Common Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

         (C) The Company has reserved 3,282,416 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company's 1993 Amended and Restated Stock Incentive Plan and 1995 Non-Employee Director Stock Option Plan, and the Company has reserved 434,783 shares of Common Stock for issuance under the Company's 1995 Employee Stock Purchase Plan.

         (D) The Company has reserved 970,701 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock.

         With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

         3.3      ISSUANCE AND DELIVERY OF THE WARRANT AND THE WARRANT SHARES

         (A) The Warrant has been duly authorized for issuance to the Placement Agent pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The Warrant is in due and proper form under Delaware law. The Warrant shares have been reserved for issuance to the Placement Agent pursuant to the terms and conditions of the Warrant.

         (B) The issuance of the Warrant is not subject to preemptive or other similar rights. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance of the Warrant by the Company as contemplated in this Agreement.

         (C) Subject to the accuracy of the Placement Agent's representations and warranties in Section 4 of this Agreement, the offer and issuance of the Warrant in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

         3.4      FINANCIAL STATEMENTS

         The financial statements included (as exhibits or otherwise) in the Company Documents (as defined below) present fairly the financial position of the Company as of the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in such Company Documents, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and any supporting schedules included with the financial statements present fairly the information stated in the financial statements. The financial and statistical data set forth in the Company Documents were prepared on an accounting basis consistent with such financial statements.

         3.5      NO MATERIAL CHANGE

         Since March 31, 2000,

         (A) except as set forth on Schedule 3.5(a), there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business;

         (B) except as set forth on Schedule 3.5(b), there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company; and

         (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         The Company has no material contingent obligations.

         3.6      ENVIRONMENTAL

         Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company,

         (A) the Company is in compliance with all applicable Environmental Laws (as defined below);

         (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals;

         (C) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company; and

         (D) under applicable law, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

         For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

         3.7      NO DEFAULTS

         The Company is not in violation of its certificate of incorporation or bylaws or, except as set forth on Schedule 3.7 hereto, in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.

         3.8      LABOR MATTERS

         No labor dispute with the employees of the Company exists or, to the best knowledge of the Company, is imminent.

         3.9      NO ACTIONS

         There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which, singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, nor, to the best knowledge of the Company, is there any reasonable basis therefor. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.

         3.10     INTELLECTUAL PROPERTY

         (A) The Company, to the best of its knowledge in the course of diligent inquiry, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted (in this Agreement called the "Proprietary Rights"), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted.

         (B) The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company.

         (C) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights, nor, to the best knowledge of the Company, is there any reasonable basis therefor.

         (D) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights.

         (E) The Company has not received written notice of any pending conflict with or infringement upon such third-party proprietary rights.

         (F) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful.

         (G) The Company has complied, in all material respects, with its obligations relating to the protection of the Proprietary Rights which are material to the business of the Company used pursuant to licenses.

         (H) To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights.

         3.11     PERMITS

         The Company possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

         3.12     DUE EXECUTION, DELIVERY AND PERFORMANCE

         (A) This Agreement and the Warrant have been duly executed and delivered by the Company constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling, or other laws and rules of law affecting the enforceability of creditors' rights generally and to general equitable principles).

         (B) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, and will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

         3.13     PROPERTIES

         The Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company. The Company owns or leases all such properties as are necessary to its business or operations as now conducted.

         3.14     COMPLIANCE

         The Company has conducted and is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company.

         3.15     SECURITY MEASURES

         The Company takes security measures designed to enable the Company to assert trade secret protection in its non-patented technology.

         3.16     CONTRIBUTIONS

         To the best of the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation.

         3.17     INVESTMENT COMPANY

         The Company is not now, and after the sale of shares of Common Stock to the Purchaser under the Purchase Agreement and the application of the net proceeds from the sale of such shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.18     PRIOR OFFERINGS

         All offers and sales of capital stock of the Company before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

         3.19     TAXES

         The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

         3.20     OTHER GOVERNMENTAL PROCEEDINGS

         To the Company's knowledge, there are no rulemaking or similar proceedings before any Federal, state, local or foreign government bodies that involve or affect the Company, which, if the subject of an action unfavorable to the Company, could involve a prospective material adverse change in or effect on the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company.

         3.21     NON-COMPETITION AGREEMENTS

         To the knowledge of the Company, any full-time employee who has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company is neither in violation of nor is expected to be in violation of that agreement as a result of the business currently conducted or expected to be conducted by the Company or such person's performance of his or her obligations to the Company. The Company has not received written notice that any consultant or scientific advisor of the Company is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

         3.22     TRANSFER TAXES

         On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the issuance and transfer of the Warrant to the Placement Agent under this Agreement will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

         3.23     INSURANCE

         The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

         3.24     GOVERNMENTAL CONSENTS

         No registration, authorization, approval, qualification or consent of any court or governmental authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering or issuance of the Warrant under this Agreement.

         3.25     SECURITIES AND EXCHANGE COMMISSION FILINGS

         The Company has timely filed with the Securities and Exchange Commission (the "Commission") all documents required to be filed by the Company under the Exchange Act of 1934, as amended (the "Exchange Act.")

         3.26     ADDITIONAL INFORMATION

         The Company represents and warrants that the information contained in the following documents (the "Company Documents"), which will be provided to Placement Agent before the Closing, is or will be true and correct in all material respects as of their respective final dates and that the Company Documents do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading:

         (A) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

         (B) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1999, December 31, 1999 and March 31, 2000;

         (C) the Company's Proxy Statement for its October 28, 1999 Annual Meeting of Stockholders; and

         (D) all other documents, if any, filed by the Company with the Commission since June 30, 1999 pursuant to the reporting requirements of the Securities Exchange Act.

         3.27     CONTRACTS

         The contracts described in the Company Documents or incorporated by reference therein are in full force and effect on the date hereof, except for contracts the termination or expiration of which would not, singly or in the aggregate, have a material adverse effect on the business, properties or assets of the Company. Neither the Company nor, to the best knowledge of the Company, any other party is in material breach of or default under any such contracts.

4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLACEMENT AGENT

         4.1      SECURITIES LAW REPRESENTATIONS AND WARRANTIES

         The Placement Agent represents, warrants and covenants to the Company as follows:

         (A) The Placement Agent is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments representing an investment decision like that involved in the acceptance of the Warrant, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to accept the Warrant.

         (B) The Placement Agent is acquiring a warrant for the number of shares of Common Stock set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only, and has no present intention of distributing the Warrant or the Warrant Shares nor any arrangement or understanding with any other persons regarding the distribution of the Warrant or the Warrant Shares within the meaning of Section 2(11) of the Securities Act, other than as contemplated in
Section 6 of this Agreement.

         (C) The Placement Agent will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant or the Warrant Shares except in compliance with the Securities Act and the Rules and Regulations.

         (D) The Placement Agent has completed or caused to be completed the Registration Statement Questionnaire, attached to this Agreement as Appendix I, for use in preparation of the Registration Statement (as defined in Section 6.3 below), and the answers to the Questionnaires are true and correct as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Placement Agent shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

         (E) The Placement Agent has, in connection with its decision to accept the Warrant for the number of shares of Common Stock set forth in Section 2 above, relied solely upon the Company Documents and the representations and warranties of the Company contained in this Agreement.

         (F) The Placement Agent is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has completed and returned the Investor Questionnaire previously provided by the Company.

         4.2      RESALES OF WARRANT AND WARRANT SHARES

         (A) The Placement Agent hereby covenants with the Company not to make any sale of the Warrant or the Warrant Shares without satisfying the requirements of the Securities Act and the Rules and Regulations, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and the Placement Agent acknowledges and agrees that the Warrant Shares are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the certificate submitted to the transfer agent evidencing the Warrant Shares is accompanied by a separate officer's certificate:

             (I) in the form of Appendix III to this Agreement;

             (II) executed by an officer of, or other authorized person designated by, the Placement Agent; and

             (III) to the effect that (A) the Warrant Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

         (B) The Placement Agent acknowledges that there may occasionally be times when the Company determines the use of the prospectus forming a part of the Registration Statement (the "Prospectus," as further defined in Section 6.3 below) should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Placement Agent hereby covenants that it will not sell any Warrant Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Placement Agent written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Placement Agent written notice that the Placement Agent may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Placement Agent, suspend the use of the Prospectus for up to thirty (30) days in any 365-day period based on the reasonable determination of the Company's Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the SEC or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential.

         (C) The Placement Agent further covenants to notify the Company promptly of the sale of the Warrant or any of its Warrant Shares, other than sales pursuant to a Registration Statement contemplated in Section 6 of this Agreement or sales upon termination of the transfer restrictions pursuant to
Section 6.4 of this Agreement.

         4.3      DUE EXECUTION, DELIVERY AND PERFORMANCE

         (A) This Agreement has been duly executed and delivered by the Placement Agent and constitutes a valid and binding obligation of the Placement Agent, enforceable against the Placement Agent in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling, or other laws and rules of law affecting the enforceability of creditors' rights generally and to general equitable principles).

         (B) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Placement Agent pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Placement Agent is a party or by which it or any of them may be bound, or to which any of the property or assets of the Placement Agent is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Placement Agent or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

5.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Placement Agent in this Agreement and in the Warrant delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery to the Placement Agent of the Warrant and the payment therefor.

6.       FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT;
         COVENANTS

         6.1      FORM D FILING; REGISTRATION STATEMENT; EXPENSES

         The Company shall:

         (A) file in a timely manner a Form D relating to the issuance of the Warrant under this Agreement, pursuant to Securities and Exchange Commission Regulation D.

         (B) as soon as practicable after the Closing Date, but in no event later than the forty-fifth (45th) day following the Closing Date, prepare and file with the Commission a Registration Statement on Form S-3 (or, if the Company is ineligible to use Form S-3, then on Form S-1) relating to the sale of the Warrant Shares by the Placement Agent from time to time on the Nasdaq National Market (or the facilities of any national securities exchange on which the Company's Common Stock is then traded) or in privately negotiated transactions (the "Registration Statement");

         (C) provide to Placement Agent any information required to permit the sale of the Warrant Shares under rule 144A of the Securities Act;

         (D) subject to receipt of necessary information from the Placement Agent, use its best efforts to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective on or before one hundred and twenty (120) days after the Closing Date;

         (E) notify Placement Agent promptly upon the Registration Statement being declared effective by the Commission;

         (F) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 7.3.1 below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) two years after the effective date of the Registration Statement, (ii) the date on which the Warrant Shares may be resold by the Placement Agent without registration or without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) all of the Warrant Shares have been sold pursuant to the Registration Statement or Rule 144(k) under the Securities Act or any other rule of similar effect;

         (G) promptly furnish to the Placement Agent with respect to the Warrant Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Shares by the Placement Agent;

         (H) during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

         (I) file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

         (J) bear all expenses in connection with the procedures in paragraphs
(a) through (f) of this Section 6.1 and the registration of the Warrant Shares pursuant to the Registration Statement, including fees and expenses (whether external or internal) of up to $15,000 of the Placement Agent, but not including any fees and expenses of any other advisers to the Placement Agent or brokerage fees and commissions incurred by the Placement Agent.

         6.2      TRANSFER OF WARRANT SHARES AFTER REGISTRATION

         The Placement Agent agrees that it will not effect any disposition of the Warrant Shares or its right to receive the Warrant Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 6.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Placement Agent or its plan of distribution.

         6.3      INDEMNIFICATION

         For the purpose of this Section 7.3, the term "Registration Statement" shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in
Section 6.1.

                  6.3.1    INDEMNIFICATION BY THE COMPANY

         The Company agrees to indemnify and hold harmless each of the Placement Agent, each director and officer of the Placement Agent, and each person, if any, who controls the Placement Agent within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Placement Agent or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or under law, and will reimburse the Placement Agent, each director and officer of the Placement Agent, and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Placement Agent, director and officer of the Placement Agent, and or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of the Placement Agent to comply with the covenants and agreements contained in Sections 4.2 or 6.2 of this Agreement respecting resale of the Warrant Shares, or (iii) the inaccuracy of any representations made by the Placement Agent in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Placement Agent before the pertinent sale or sales by the Placement Agent.

                  6.3.2    INDEMNIFICATION BY THE PLACEMENT AGENT

         The Placement Agent will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Placement Agent, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of the Placement Agent to comply with the covenants and agreements contained in Sections 4.2 or 6.2 of this Agreement respecting the sale of the Shares or (ii) the inaccuracy of any representation made by the Placement Agent in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent expressly for use therein; provided, however, that the Placement Agent shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Placement Agent has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and the Placement Agent will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                  6.3.3    INDEMNIFICATION PROCEDURE

         (A) Promptly after receipt by an indemnified party under this Section
6.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this
Section 6.3 or to the extent it is not prejudiced as a result of such failure.

         (B) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

             (I) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

             (II) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this
Section 6.3, the Placement Agent shall not be liable for any indemnification obligation under this Agreement in excess of the amount of the product of the number of Warrant Shares issuable upon exercise of the Warrant multiplied by the exercise price of the Warrant.

                  6.3.4    CONTRIBUTION

         If the indemnification provided for in this Section 6.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 6.3 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement in such proportion as is appropriate to reflect the relative fault of the Company and the Placement Agent in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

         The relative fault of the Company and the Placement Agent shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.3.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6.3.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 6.3.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 6.3 for purposes of indemnification. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 6.3 were determined by any method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 6.3, the Placement Agent shall not be liable for any contribution obligation under this Agreement in excess of the amount of the product of the number of Warrant Shares issuable upon exercise of the Warrant multiplied by the exercise price of the Warrant.

         6.4      TERMINATION OF CONDITIONS AND OBLIGATIONS

         The restrictions imposed by Section 4 or this Section 6 upon the transferability of the Warrant Shares shall cease and terminate as to any particular number of the Warrant Shares upon the passage of two years from the effective date of the Registration Statement covering the Warrant Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         6.5      INFORMATION AVAILABLE

         So long as the Registration Statement is effective covering the resale of Warrant Shares owned by the Placement Agent, the Company will furnish to such
Purchaser:

         (A) as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, within 90 days after the end of each fiscal year of the Company), a full copy of the particular Registration Statement covering the Warrant Shares (the foregoing, in each case, excluding exhibits);

         (B) upon the request of the Placement Agent, a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus.

         6.6      RULE 144 INFORMATION

         For two years after the date of this Agreement, the Company shall file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Placement Agent to sell the Warrant Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

7.       NOTICES

         All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

         (A) if to the Company, to:

                                         Raymond Kunzmann
                                         Chief Financial Officer
                                         LeCroy Corporation
                                         700 Chestnut Ridge Road
                                         Chestnut Ridge, New York 10977
                                         Facsimile: (914) 578-5989

or to such other person at such other place as the Company shall designate to the Placement Agent in writing; and to:

                                         Roger D. Feldman, Esq.
                                         Bingham Dana LLP
                                         150 Federal Street
                                         Boston, Massachusetts 02110
                                         Facsimile: (617) 951-8736

         (B) if to the Placement Agent, to:

                                         Richard E. Gormley
                                         Managing Director
                                         SG Cowen Securities Corporation
                                         1221 Avenue of the Americas, 12th Floor
                                         New York, N.Y. 10020
                                         Facsimile: (212) 278-5503

or to such other person at such other place as the Placement Agent shall designate to the Company in writing; and to:

                                   Stuart Bressman, Esq.
                                   Brown Raysman Millstein Felder & Steiner, LLP 120 West 45 Street
                                   New York, NY  10036
                                   Facsimile: 212-840-2429

         Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

8.       MODIFICATION; AMENDMENT

         This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Placement Agent.

9.       EXPENSES

         Each party to this Agreement shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and related documents (including legal and accounting fees and expenses) or otherwise incurred in connection with the transactions contemplated by this Agreement, the Purchase Agreement and the Warrant. Notwithstanding the foregoing, the Company agrees to reimburse the Placement Agent an amount not to exceed $50,000 for all expenses reasonably incurred by the Placement Agent in connection with the transactions contemplated by this Agreement, the Purchase Agreement and the Warrant, including expenses for attorneys, consultants and travel.

10.      HEADINGS

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.      SEVERABILITY

         If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

12.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America.

13.      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                             LECROY CORPORATION

                                             By /s/ Raymond F. Kunzmann
                                                -----------------------

                                             Name: Raymond F. Kunzmann
                                             Its: Vice President-Finance,
                                                  Chief Financial Officer,
                                                  Secretary and Treasurer

                                             SG COWEN SECURITIES CORPORATION

                                             By: /s/ Richard E. Gormley
                                                 ----------------------

                                             Name: Richard E. Gormley
                                             Title: Managing Director

                                    EXHIBIT A

                                Bingham Dana LLP
                               150 Federal Street
                                Boston, MA 02110

                   [SUBJECT TO INTERNAL REVIEW AND CLEARANCE]

                                August ___, 2000

SG Cowen Securities Corporation
1221 Avenue of the Americas, 12th Floor
New York, N.Y. 10020

Ladies and Gentlemen:

         We have acted as counsel to LeCroy Corporation (the "Company"), a Delaware corporation, in connection with the preparation, execution, and delivery of (1) the Share Purchase Agreement (the "Purchase Agreement") dated as of the date hereof by and among the Company and the State of Wisconsin Investment Board (the "Purchaser"), pursuant to which the Company has issued and sold to the Purchaser [________] shares of its common stock, $0.01 par value per share ("Common Stock") and (2) the Placement Agent Agreement (the "Placement Agent Agreement") dated as of the date hereof by and among the Company and SG Cowen Securities Corporation (the "Placement Agent"), pursuant to which, as partial consideration for your service as placement agent for the aforementioned issuance and sale of Common Stock to the Purchaser, the Company has issued to you a Warrant (the "Warrant") to purchase an aggregate of [________] shares of Common Stock. Capitalized terms used in this opinion and not otherwise defined herein have the respective meanings ascribed to them in the Purchase Agreement.

         We have examined copies, executed on behalf of the Company of the Purchase Agreement, the Placement Agent Agreement and the Warrant. We have also reviewed such agreements, instruments, certificates, corporate and public records, and other documents as we have deemed necessary for purposes of this opinion.

         As to any opinion below relating to the existence, qualification, or standing of the Company, our opinion relies entirely upon and is limited by those certificates of public officials attached hereto as Exhibit A.

         For purposes of this opinion we have assumed without any investigation
(1) the legal capacity of each natural person, (2) the full power and authority of each person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such person, (3) the due authorization, execution and delivery by each person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such person, (4) the legality, validity, binding effect and enforceability as to each person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such person, (5) the genuineness of each signature on, and the completeness and authenticity of, each document and record purporting to be an original, (6) the conformity to the original of each document and record purporting to be a copy of an original, and (7) the completeness and authenticity of the original of each document whether examined in original or copy form.

         With respect to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention, or other state of mind), we have relied entirely upon (1) the representations of the Company set forth in the Purchase Agreement, the Placement Agent Agreement and the Warrant and (2) certificates of officers of the Company (including without limitation the certificate attached as Exhibit B) and have assumed, without independent inquiry or investigation, the accuracy of those representations and certificates.

         When an opinion set forth below is given to the best of our knowledge, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers currently in this firm who have participated directly in the specific transactions to which this opinion relates, and without any special or additional inquiry or investigation undertaken for the purposes of this opinion.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Each opinion set forth below is subject to the following general qualifications:

                  (a) as to any agreement or instrument delivered by the Company, we assume that the Company has received the agreed-to consideration therefor;

                  (b) as to any agreement or instrument to which the Company is a party, we assume that such agreement or instrument is the binding obligation of each other party thereto;

                  (c) the enforceability of any obligation of the Company may be subject to, affected by or limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling, or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights), and may be subject to or limited by considerations of public policy;

                  (d) the enforceability of any obligation of the Company to provide indemnification or contribution in connection with any liability under federal or state securities laws or under applicable environmental laws may be subject to limitations arising under federal or state securities laws or public policy on the enforceability of provisions providing for indemnity or contribution;

                  (e) no opinion is given herein as to the availability of any specific or equitable relief of any kind or as to the enforceability of any contractual provision relating to remedies after default;

                  (f) the enforcement of any of your rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

                  (g) we assume, with your permission and without independent inquiry or investigation that the Company has made no offers or sales of any securities that should be integrated with the offer and sale of the Shares to you and that from and after the date of this opinion, there will be no offers or sales of the securities of the Company by any party that could be integrated with any offers or sales of the securities of the Company made on or prior to the date hereof other than any such future offers and sales which are either exempted from or registered in compliance with the registration provisions of the Securities Act of 1933, as amended.

         We assume without independent inquiry or investigation that you have been granted access to information concerning the Company sufficient to make an informed investment decision, that you have had the opportunity to question and receive answers from the Company's management with respect to your acceptance of the Warrant as a form of consideration for your service as placement agent and that all material information necessary to your investment decision has been accurately disclosed to you.

         Our opinions in paragraph 4 below with respect to the nonassessability of the shares issuable to you upon the due exercise of the Warrant in accordance with the terms of the Warrant (the "Warrant Shares") mean only that the ownership of such shares, without more, will not subject the owners thereof to an obligation to make further payments to the Company, and do not mean that such holders are immune from other liabilities, such as to the Company for unlawful dividends, to the Company's creditors under a "piercing the corporate veil" theory, to laborers, servants, or employees for unpaid wages, and the like.

         Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in Massachusetts, the General Corporation Law of the State of Delaware as applied by courts located in Delaware, and the federal laws of the United States of America, to the extent that the same may apply to or govern the transactions contemplated by the Agreement, and does not cover matters arising under the laws of any other jurisdiction. No opinion is given as to the choice of law that any tribunal may apply to the transactions referred to herein or as to the applicability of, compliance with, or the effect of, the securities or "Blue Sky" laws of any state. No opinion is given as to any securities law, including any state or federal "antifraud" provisions, except as specifically set forth in paragraph 6 below.

         Based upon and subject to the foregoing, it is our opinion that, except as disclosed in or contemplated by the Purchase Agreement, the Placement Agent Agreement or the Warrant (including any schedules and exhibits thereto):

         1. The Company is a corporation validly existing under the laws of the State of Delaware and in corporate good standing with the Office of the Secretary of State of the State of Delaware.

         2. The Company has the requisite corporate power to own or lease its properties and to conduct its business as presently conducted as described in the Company's annual report on Form 10-K for the year ended June 30, 1999, to execute, deliver, and perform its obligations under the Purchase Agreement, the Placement Agent Agreement and the Warrant, to issue the Warrant and to issue the Warrant Shares upon due exercise of and in accordance with the terms of the Warrant.

         3. The execution, delivery and performance of the Purchase Agreement, the Placement Agent Agreement and the Warrant have been duly authorized by all requisite corporate action on the part of the Company and the Purchase Agreement, the Placement Agent Agreement and the Warrant have been duly executed and delivered on behalf of the Company. The Purchase Agreement, the Placement Agent Agreement and the Warrant constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

        4. The issuance and delivery of the Warrant have been duly authorized by all requisite corporate action on the part of the Company, and the Warrant Shares, when issued upon the due exercise of and in accordance with the terms of the Warrant, and when the certificates evidencing the Warrant Shares are countersigned by or issued by the Company's transfer agent and registrar, will be validly issued and outstanding, fully paid and nonassessable.

         5. Except for filings pursuant to federal or state securities laws, no permit, authorization, consent, or approval of or by, or any notification of or filing with, any federal government authority that has not been made or obtained is or will be necessary for (i) the valid execution and delivery of the Purchase Agreement, the Placement Agent Agreement and the Warrant by the Company or (ii) the issuance and delivery of the Warrant.

         6. Based in part on the representations of the Placement Agent set forth in the Placement Agent Agreement and the Warrant, the offer and issuance of the Warrant to the Placement Agent pursuant to and in accordance with the Placement Agent Agreement and the Warrant, do not require registration under the Securities Act of 1933, as amended.

         7. To the best of our knowledge, there is no litigation, suit, or similar proceeding or governmental investigation pending or overtly threatened in writing against the Company that calls into question the validity or enforceability of the Purchase Agreement, the Placement Agent Agreement or the Warrant, or that may adversely affect the Company's ability to consummate the transactions thereby contemplated.

         8. The Company's execution, delivery, and performance of its obligations under the Purchase Agreement, the Placement Agent Agreement or the Warrant and the consummation of the transactions thereby contemplated, will not
(i) violate any provision of the Company's Certificate of Incorporation or by-laws, each as amended and in effect as of the date hereof, (ii) result in any default under any material contract, obligation, or commitment binding on the Company and known to us, in each case except for any violations that individually or in the aggregate will not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

         This opinion is rendered to you for your benefit in connection with the transactions contemplated by the Purchase Agreement, the Placement Agent Agreement or the Warrant and may not be referred to or used for any other purpose, or delivered to, or relied upon by, any other party without our prior written consent. The opinions set forth herein are based upon applicable law and facts as of the date of this opinion letter, and we assume no obligation to update any opinions set forth herein to reflect any fact or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

                                                     Very truly yours,

                                                     Bingham Dana LLP

                                    EXHIBIT A

                                   PURCHASERS

------------------------------------------------------------ ---------------------------------------------------------
                     NAME AND ADDRESS                                    NUMBER OF SHARES OF COMMON STOCK
                       OF PURCHASER                                              BEING PURCHASED
------------------------------------------------------------ ---------------------------------------------------------
STATE OF WISCONSIN INVESTMENT BOARD                                              [_____________]
121 E. Wilson Street
Madison, WI 53702
------------------------------------------------------------ ---------------------------------------------------------

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS

SCHEDULE 3.5.  NO MATERIAL CHANGE.

SCHEDULE 3.5(A)

         See Schedule 3.7

SCHEDULE 3.5(B)

         The Company is currently in negotiations with a third party regarding the sale by the Company of substantially all of the assets of Vigilant Networks, Inc., its subsidiary. A definitive purchase and sale agreement with respect to this proposed transaction, however, has not yet been executed.

SCHEDULE 3.7.  NO DEFAULTS.

         The Company's continued investment in its subsidiary, Vigilant Networks, Inc. has resulted in its failure to meet certain financial covenants of its credit agreement with its banks at March 31, 2000. The Company obtained a waiver of such non-compliance from the banks for the quarter ended March 31, 2000 and the covenant requirements for the quarter ended June 30, 2000 have been amended. The Company expects that if the investment and operating losses of Vigilant Networks, Inc. continue as projected, the Company likely will again be in violation of certain financial covenants of its credit agreement with its banks at September 30, 2000 and, in such instance, if the Company is unable to obtain a waiver of such non-compliance from the banks, its credit agreement could be in default and could be called by the banks.

SCHEDULE 3.13.  PROPERTIES.

         The Company's principal executive offices, property and facilities located at 700 Chestnut Ridge Road, Chestnut Ridge, New York, 10977, which are owned by the Company, are subject to a $6 million mortgage held by Chase Bank as collateral for the Company's existing credit agreement. In addition, all of the Company's assets are pledged as collateral for its existing credit agreements.

                                   APPENDIX I

                               LECROY CORPORATION

                      REGISTRATION STATEMENT QUESTIONNAIRE

         In connection with the preparation of the Registration Statement, please provide us with the following information:

1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

         -------------------------------------------------------

2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

         -------------------------------------------------------

3. Have you or your organization had any position, office or other material relationship within the past three years with LeCroy Corporation or its affiliates?

                  _____ Yes         _____ No

         If yes, please indicate the nature of any such relationships below:

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------

                                   APPENDIX II

                         CERTIFICATE OF SUBSEQUENT SALE

         The undersigned, an officer of, or other person duly authorized by

--------------------------------------------------------------------------------
              [fill in official name of individual or institution]

hereby certifies that he/she/it is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on ________________, 200__ in accordance with Registration Statement number 333-________________, and complied with the requirement of delivering a current prospectus in connection with such sale.

PRINT OR TYPE:

Name of Purchaser (Individual or Institution):

--------------------------------------------------------------------------------

Name of Individual representing Purchaser (if an Institution)

--------------------------------------------------------------------------------

Title of Individual representing Purchaser (if an Institution):

--------------------------------------------------------------------------------

SIGNATURE:

Individual Purchaser or Individual representing Purchaser:

--------------------------------------------------------------------------------

                                                                     EXHIBIT 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON RESALE AND MAY NOT BE RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                        WARRANT TO PURCHASE 20,701 SHARES

                                     OF THE

                                  COMMON STOCK

                                       OF

                               LECROY CORPORATION

                           VOID AFTER AUGUST 16, 2005

         This certifies that, for value received, SG Cowen Securities Corporation or its permitted assigns ("HOLDER"), is entitled, subject to the terms and conditions of this Warrant, at any time before 5:00 p.m. Eastern Standard Time on August 16, 2005 (the "EXPIRATION DATE"), to purchase from LeCroy Corporation, a Delaware corporation (the "COMPANY"), up to Twenty-Thousand Seven Hundred and One (20,701) shares of the Company's Common Stock, $0.01 par value per share (the "WARRANT STOCK"), at a price of $10.04 per share (the "PURCHASE PRICE"). The Purchase Price and the number and character of shares of Warrant Stock purchasable hereunder are subject to adjustment as provided herein. Unless the context otherwise requires, the term "WARRANT STOCK" shall mean the stock and other securities and property at any time issuable upon exercise of this Warrant. The term "WARRANT" as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

                 1.       EXERCISE.

                 1.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any business day prior to the Expiration Date by surrendering this Warrant at the principal executive office of the Company, together with an executed Notice of Exercise in the form attached hereto as
Exhibit 1 and payment in full of the Purchase Price for the number of shares of Warrant Stock to be purchased upon such exercise of this Warrant.

                 1.2 Form of Payment. Payment may be made by (i) check payable to the Company's order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Holder or (iv) any combination of the foregoing.

                 1.3 Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be surrendered by the Holder and the Company shall promptly issue a new Warrant of like tenor for purchase of the number of remaining shares of Warrant Stock not previously purchased.

                 1.4 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company shall pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.

                 1.5 Net Exercise Election. The Holder may elect to convert all or a portion of this Warrant, without payment by the Holder of any consideration, by the surrender of this Warrant to the Company, with the net exercise election selected in the Notice of Exercise, into the number of shares of Warrant Stock computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

where  X  =   the number of shares of Warrant Stock to be issued to the Holder.

       Y  =   the number of shares of Warrant Stock issuable upon exercise of the Warrant (or, if a partial exercise, the appropriate portion thereof).

       A  =   the fair market value of one (1) share of Warrant Stock, as of the time of net exercise.

       B  =   the Purchase Price (as adjusted to the date of such calculation).

For purposes of the above calculation, the fair market value of one (1) share of Warrant Stock shall be the product of (i) the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Wall Street Journal for the five
(5) trading days prior to the date of determination of fair market value and
(ii) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise.

                 1.6 Stock Certificates. In the event of any exercise of the rights represented by this Warrant, as promptly as practicable on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Warrant Stock issuable upon such exercise.

                 1.7 Taxes. The issuance of the shares of Warrant Stock upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

         2. VALID ISSUANCE. All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

         3. TRANSFER. This Warrant may not be transferred in whole or in part unless such transfer complies with all applicable securities laws. Upon a valid transfer of all or a portion of this Warrant, the Company shall promptly make appropriate entries on the books of the Company maintained for such purpose at the principal office of the Company. The Company shall promptly issue substantially identical new Warrant(s) to the appropriate new Holder(s).

         4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Purchase Price therefor, are subject to adjustment upon occurrence of the following events:

                 4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Purchase Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of Warrant Stock.

                 4.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Stock payable in securities of the Company then, and in each such case, the Holder of this Warrant, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior thereto.

         5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in either the Purchase Price or in the number of shares of Warrant Stock, or other stock, securities or property receivable on the exercise of this Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall forthwith mail a copy of each such certificate to the Holder of this Warrant.

         6.       MAJOR CORPORATE EVENTS.

                  6.1 Definitions: The following terms shall have the meanings indicated:

                  (a) "Non-Surviving Combination" means any merger, consolidation or other business combination by the Company with one or more persons (other than a wholly owned subsidiary of the Company) in which the Company is not the survivor, or a sale of all or substantially all of the assets of the Company to one or more other persons, if, in connection with either of the foregoing, consideration is distributed to holders of the Company's common stock in exchange for all or substantially all of their equity interest in the Company.

                  (b) "QPO" means the closing of a firm commitment underwritten public offering pursuant to an effective registration statement covering the offer and sale of the Company's common stock to the public.

                  6.2 Non-Surviving Combination. The Company shall provide notice to the Holder at least 15 business days prior to the expected closing of any Non-Surviving Combination. The Holder shall have the right, at its option, to:

                  (a) exercise this Warrant for Warrant Stock;

                  (b) receive from the survivor in any such Non-Surviving
                      Combination, a warrant issued by such survivor of a nature and value as similar as is reasonably practicable to the nature and value of this Warrant.

                  6.3 QPO. The Company shall provide notice to the Holder at least 15 business days prior to the expected pricing date of a QPO. In connection therewith, the Holder shall have the right at its option to:

                  (a) exercise this Warrant for Warrant Stock;

                  (b) put this Warrant to the Company at a price per common
                      equivalent equal to (i) the price per share of common stock paid in the QPO minus (ii) the Purchase Price; this amount shall be paid in cash to the Holder at the closing of the QPO; or

                  (c) continue to hold this Warrant in accordance with the terms hereof.

         7. NO IMPAIRMENT. The Company shall not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) shall take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon the exercise of this Warrant.

         8. NOTICES OF RECORD DATE. In case:

                  (a) the Company shall take a record of the holders of its Warrant Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any stock dividend; or

                  (b) of any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

                  (c) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, and stating the amount and character of such dividend, or (ii) the date on which such consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Warrant Stock (or such other stock or securities) for securities or other property deliverable upon such consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten
(10) days prior to the date therein specified.

         8. LOSS OR MUTILATION. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of a written indemnity agreement reasonably satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor.

         9. RESERVATION OF WARRANT STOCK. The Company shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Warrant Stock as shall be sufficient to permit the exercise in full of this Warrant.

         10. NO SHAREHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         11. REPRESENTATIONS OF THE HOLDER. The Holder hereby represents and warrants to the Company that it:

                  11.1 Understands that: (a) the Warrant and Warrant Stock are "restricted securities" under the federal securities laws since the sale of the Warrant and Warrant Stock has not been registered under the Act; (b) the Warrant and Warrant Stock may be resold without registration under the Act only in certain limited circumstances; and (c) the Holder may be required to hold the Warrant and Warrant Stock indefinitely unless such securities are subsequently registered under the Act or an exemption from such registration is available.

                  11.2 Agrees that the Company may, prior to the registration of the Warrant Shares under the Securities Act of 1933, as amended, place the legend set forth below on any stock certificate(s) evidencing the Warrant
Shares:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON RESALE AND MAY NOT BE RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

         12. STOCK PURCHASE AGREEMENT; REGISTRATION RIGHTS. This Warrant has been issued pursuant to a letter agreement between the Company and the Holder, dated August 11, 2000, and a Placement Agent Agreement, dated the date hereof (the "PLACEMENT AGENT AGREEMENT"), between the Company and the Holder. The Holder shall have and be entitled to exercise the rights of registration granted under the Placement Agent Agreement.

         13. NOTICES. All notices and other communications from the Company to the Holder shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the Holder.

         14. AMENDMENT; WAIVER. This Warrant may be amended or any provision hereof waived only by an instrument in writing signed by the Company and the Holder.

         15. HEADINGS. The description headings in this Warrant are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

         16. LAW GOVERNING. This Warrant shall be governed by the laws of the State of New York without regard to principles of conflicts of laws.

Dated: August 16, 2000

LECROY CORPORATION                      HOLDER:
                                        SG Cowen Securities Corporation

By: /s/ Raymond F. Kunzmann             By: /s/ Richard E. Gormley
    -----------------------                 ----------------------
    Name: Raymond F. Kunzmann               Name: Richard E. Gormley
    Title: Vice President-Finance,          Title: Managing Director
           Chief Financial Officer,
           Secretary and Treasurer

                                                                       Exhibit 1

                               NOTICE OF EXERCISE

To:      LECROY CORPORATION
         700 Chestnut Ridge Road
         Chestnut Ridge, NY 10977

         (1) Standard Election. The undersigned Holder elects to purchase shares of the Common Stock of LeCroy Corporation (the "WARRANT STOCK"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

         (2) Net Exercise Election. The undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net exercise election pursuant to
Section 1.5 of the Warrant. This conversion is exercised with respect to __________ shares of Common Stock of LeCroy Corporation (the "WARRANT STOCK").

         Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:

---------------------
(Name)

---------------------
(Address)

---------------------
(City, State, Zip Code)

---------------------
(Federal Tax Identification Number)

---------------------
(Date)

                                               SG COWEN SECURITIES CORPORATION

                                               By: ___________________________
                                                   Name:
                                                   Title:

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED the undersigned Holder of this Warrant hereby sells, assigns and transfers to the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Stock set forth below:

     Name of Assignee                Address                   No. of Shares
     ----------------                -------                   -------------

and does hereby irrevocably constitute and appoint ________________ Attorney to make such transfer on the books of ___________________, maintained for the purpose, with full power of substitution in the premises.

Dated:  _____________________                SG COWEN SECURITIES CORPORATION

                                             By: ___________________________
                                                 Name:
                                                 Title:
                                       9

                                                                     Schedule II

                               LeCROY CORPORATION

                        VALUATION AND QUALIFYING ACCOUNTS

                    YEARS ENDED JUNE 30, 1998, 1999 AND 2000
                                 (IN THOUSANDS)

                                              BALANCE AT      ADDITIONS                            BALANCE AT
                                              BEGINNING      CHARGED TO           (1)(2)              END
DESCRIPTION                                   OF PERIOD      OPERATIONS      DEDUCTIONS/OTHER    OF PERIOD(3)
-----------                                   ---------      ----------      ----------------    ------------
Against trade receivables--
Year ended June 30, 1998
   Allowance for doubtful accounts......            217           364                (13)                568
Year ended June 30, 1999
   Allowance for doubtful accounts......            568           502               (552)                518
Year ended June 30, 2000
   Allowance for doubtful accounts......            518           225               (202)                541

Against inventories--
Year ended June 30, 1998
   Allowance for excess and obsolete....          4,732         3,433             (3,078)              5,087
Year ended June 30, 1999
   Allowance for excess and obsolete....          5,087         3,626             (5,453)              3,260
Year ended June 30, 2000
   Allowance for excess and obsolete....          3,260         2,051             (2,374)              2,937

Against deferred tax assets--
Year ended June 30, 1998
   Valuation allowance..................          4,322         4,883                --                9,205
Year ended June 30, 1999
   Valuation allowance..................          9,205         1,495                --               10,700
Year ended June 30, 2000
   Valuation allowance..................         10,700         1,469                --               12,169

------------
(1) Accounts written-off.
(2) Merchandise disposals and/or impact of foreign currency.
(3) Inventory reserves include $213, $827 and $3,005 of restructuring reserves as of June 30, 2000, June 30, 1999, and June 30, 1998, respectively. Accounts receivable reserves include $211 of restructuring reserves as of June 30, 1998.

                                        3